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                                                                   Exhibit 10.10

                               SERVICES AGREEMENT

                  SERVICES AGREEMENT (this "Agreement") is made and entered into as of this 31st day of August 1996, by and between COMMODORE SEPARATION TECHNOLOGIES INC., a Delaware corporation (the "Company"), and COMMODORE CFC TECHNOLOGIES, INC., a Delaware corporation ("CFC Technologies").

                              W I T N E S S E T H:

                  WHEREAS, CFC Technologies has requested the Company to provide, and the Company has agreed to provide, certain research and development, equipment engineering and technical services to CFC Technologies pursuant to the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. Engagement of the Company. During the term of this Agreement, the Company shall provide to CFC Technologies certain research and development, equipment engineering and technical services ("Services"), as more fully described and defined below, as may be necessary or desirable, or as CFC Technologies may reasonably request or require, in connection with CFC Technologies' business and operations. "Services" means and includes, without limitation, the furnishing of advice, assistance and guidance, and, where necessary, certain personnel and equipment to implement the same, in connection with, among other things, scientific, engineering, technical and related functions, product design, development and maintenance, chemical formulations and applications, and other technical aspects of CFC Technologies' business and operations.

                  2. Term; Termination. This Agreement shall commence upon completion of the Company's proposed initial public offering and continue thereafter for a 3-year term, unless terminated by either party at any time for any reason (or without any reason) upon not less than ninety (90) days' prior notice to the other.

                  3. Payments to the Company.

                     (a) In consideration of the Services provided by the Company hereunder, CFC Technologies shall pay to the Company, within forty-five
(45) days after the close of each fiscal quarter of CFC Technologies prior to the effective date of termination of this Agreement, a fee in an amount equal to seventy-five (75%) percent of the Net Income (as hereinafter defined) of CFC Technologies, if any, in the fiscal quarter of CFC Technologies then ended (provided, that, such fees shall be prorated, based on number of days, for any partial fiscal quarter at the beginning and at the end of the term of this Agreement). As used herein, the term "Net Income" means the net income of CFC Technologies for the fiscal quarter in question, after giving effect to deduction of or provision for all operating expenses, taxes and reserves, and all other proper deductions (including, without limitation, expense reimbursements under paragraph 3(b) below), all determined in accordance with generally accepted accounting principles consistently applied; provided, that, for purposes of calculating Net Income hereunder, there shall be excluded and no effect shall be given to (i) any restoration of any contingency



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reserve, except to the extent that provision for such reserve was made out of income during such period, (ii) any net gains or losses on the sale or other disposition, outside of the ordinary course of business, of any capital assets or other investments (provided, that, there shall also be excluded any related charges for taxes thereon), (iii) any net gain arising from the collection of the proceeds of any insurance policy or policies, (iv) any amounts deducted for amortization of depreciation to the extent resulting from the write-up of any asset, and (v) any deduction on account of any fees under this paragraph 3(a). Regardless of whether there is positive Net Income in any fiscal quarter, CFC Technologies shall provide to the Company a written calculation of Net Income within forty-five (45) days after the close of each fiscal quarter of CFC Technologies, and if such calculation shall indicate positive Net Income for such fiscal quarter, such calculation shall be accompanied by payment to the Company of the fees payable hereunder in respect of such fiscal quarter. CFC Technologies shall permit the Company and its representatives to inspect and make copies of and extracts from CFC Technologies' books and records at any time during normal business hours, so as to permit the Company to verify any and all calculations of Net Income rendered hereunder.

                     (b) In addition to the foregoing fees, CFC Technologies shall pay or reimburse the Company for all documented out-of-pocket expenses incurred by the Company in the performance of the Services required or authorized hereby to be performed by the Company. To the extent not advanced to the Company in any instance, such expenses shall be reimbursed by CFC Technologies to the Company on a monthly basis, within thirty (30) days after receipt of an appropriate statement from the Company with respect thereto.

                  4. Indemnification.

                     (a) CFC Technologies agrees to indemnify and hold harmless the Company against and in respect of any and all claims, suits, actions, proceedings (formal or informal), investigations, judgments, deficiencies, damages, settlements, liabilities, and legal and other expenses (collectively, "Losses") as and when incurred, arising out of, in connection with or based upon any act or omission, or alleged act or alleged omission, by the Company in connection with the acceptance of, or the performance or non-performance by, the Company of any of its Services under this Agreement.

                     (b) The Company shall give CFC Technologies prompt notice of any claim asserted or threatened against the Company on the basis of which the Company intends to seek indemnification from CFC Technologies as herein permitted; however, the obligations of CFC Technologies under this Section 4 shall not be conditioned upon receipt of such notice.

                     (c) Notwithstanding anything to the contrary contained in this Section 4, CFC Technologies shall not be liable to indemnify the Company in connection with any claim to the extent that the Company's actions or omissions relating thereto (i) were not taken in good faith or in a manner reasonably believed to be in, or not opposed to, the best interests of CFC Technologies,
(ii) exceeded the scope of its authority as set forth herein, or (iii) constituted gross negligence or willful misconduct on the part of the Company.

                     (d) The Company shall indemnify and hold harmless CFC Technologies against and in respect any and all Losses, as and when incurred, arising out of or in connection with any act or omission of the Company which
(i) was not taken in good faith or in a manner


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reasonably believed to be in, or not opposed to, the best interests of CFC
Technologies, (ii) exceeded the scope of the Company's authority as set forth herein, or (iii) constituted gross negligence or willful misconduct in the performance or non-performance of Services.

                  5. Miscellaneous.

                     (a) All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by regular first-class mail, in each case, however, only against receipt, or if mailed by first class registered or certified mail, return receipt requested, addressed to the parties, in each case, to 150 East 58th Street, Suite 3400, New York, New York 10155, Attention: President, or to such other person or address as may be designated by like notice hereunder. Any such notice, etc. shall be deemed to have been given on the date actually received, if personally delivered or mailed by regular first-class mail, or on the second day after the date of mailing, if mailed by registered or certified mail.

                     (b) Neither this Agreement nor any rights or obligations hereunder may be transferred, assigned or delegated, in whole or in part, by either party without the other party's prior written consent. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns, but no other person or entity shall acquire or have any rights under this Agreement.

                     (c) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to conflict or choice of laws principles.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                              COMMODORE SEPARATION TECHNOLOGIES, INC.

                              By:  /s/ Alan R. Burkart
                                   --------------------------------------------
                                   Name: Alan R. Burkart
                                   Title: President and Chief Executive Officer

                              COMMODORE CFC TECHNOLOGIES, INC.

                              By:   /s/ James M. DeAngelis
                                   --------------------------------------------
                                   Name: James M. DeAngelis
                                   Title: President




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